UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2007

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland	20706-4417
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 30, 2007, Peter J. Gaffney resigned as Chief Executive Officer and as a Director of Integral Systems, Inc., a Maryland corporation (the “Company”). Mr. Gaffney has informed the Company that his resignation as a Director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Gaffney has been named as the Company’s Executive Vice President, New Business and Technology Development.

On May 30, 2007, Elaine M. Brown resigned as Chief Financial Officer of the Company. Ms. Brown has been named as the Company’s Executive Vice President, Administration.

On May 30, 2007, Thomas L. Gough retired from the Company effective July 1, 2007 and resigned as President and as a Director of the Company. Mr. Gough has informed the Company that his resignation as a Director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Gough will continue to provide consulting services to the Company with respect to important Company contracts.

The Company’s Board of Directors wishes to express its gratitude and appreciation to Mr. Gaffney, Ms. Brown and Mr. Gough for their dedicated service to the Company.

(c) On May 30, 2007, Alan W. Baldwin was appointed interim Chief Executive Officer of the Company. He has been a Director of the Company since December 2006. Mr. Baldwin is stepping down as Chairman and a member of the Company’s Nominating Committee and as a member of each of the Company’s Audit Committee, Compensation Committee, Special Committee (SEC/NASDAQ Inquiry) and Special Committee (Strategic Alternatives). In connection with Mr. Baldwin’s resignation from the Audit Committee, the Board of Directors has appointed Paul G. Casner, Jr., a Director of the Company, as a member of the Audit Committee.

The Company intends to enter into an employment agreement with Mr. Baldwin but has not yet done so and therefore the material terms of such agreement, including compensation terms, are not yet available. The Company will file a brief description of the material terms of such employment agreement as an amendment to this Current Report on Form 8-K within four (4) business days after such information becomes available.

There is no arrangement or understanding between Mr. Baldwin and any other persons pursuant to which he was selected as interim Chief Executive Officer. There were no transactions, since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, in which the Company or any of its subsidiaries was or is to be a participant and the amount involved exceeded or exceeds $120,000, and in which Mr. Baldwin or any immediate family member of Mr. Baldwin had, or will have, a direct or indirect material interest (other than compensation for Mr. Baldwin in his capacity as an employee and officer of the Company).

Mr. Baldwin, 70, spent 10 years in the U.S. military at both the U.S. Army’s Redstone Arsenal, Alabama missile development center, and the U.S. Air Force Space and Missile System Division in Los Angeles, California. He played a vital role in the early research and development of Laser guided missiles and smart bomb technology for both the Army and subsequently the Air Force. He also managed a subsystems program office while in the Air Force that provided boost-phase guidance & control and telemetry equipment and services for all Atlas and Titan space launches at Cape Kennedy in Florida and Vandenberg Air Force Base in California. After leaving the military, Mr. Baldwin spent 10 years with TRW Electronics in Los Angeles managing a manufacturing plant specializing in producing high-reliability semiconductor products for the guidance and navigation systems for the Air Force’s Minuteman and the Navy’s Poseidon ICBM systems. Since 1980, Mr. Baldwin has been the CEO and/or President of several high technology-based companies manufacturing honeycomb and advanced composite materials for the aerospace and aircraft industries. In May 2005, Mr. Baldwin joined Argosy International as the President and Chief Operating Officer. Argosy International has been an “ahead of the curve” leader in preparing for the major shift of commercial aircraft OEM and also maintenance repair and overhaul (MRO) manufacturing activities that are taking place in the Pacific rim. More recently, beginning in June 2006, Mr. Baldwin has left the day to day activities at Argosy and has begun to focus exclusively on analysis and follow-on development activities for specific aerospace and commercial honeycomb manufacturing and value-added special processing projects to be implemented by Argosy over the next several years in mainland China.

On May 30, 2007, William R. Lewis was appointed interim Chief Financial Officer of the Company.

The Company intends to enter into an employment agreement with Mr. Lewis but has not yet done so and therefore the material terms of such agreement, including compensation terms, are not yet available. The Company will file a brief description of the material terms of such employment agreement as an amendment to this Current Report on Form 8-K within four (4) business days after such information becomes available.

There is no arrangement or understanding between Mr. Lewis and any other persons pursuant to which he was selected as interim Chief Financial Officer. There were no transactions, since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, in which the Company or any of its subsidiaries was or is to be a participant and the amount involved exceeded or exceeds $120,000, and in which Mr. Lewis or any immediate family member of Mr. Lewis had, or will have, a direct or indirect material interest (other than compensation for Mr. Lewis in his capacity as an employee and officer of the Company).

Mr. Lewis, 65, has been an independent financial and management consultant since 1993 assisting various corporations and investment groups. During his assignments, he has served as interim senior financial officer of Nurogen Corporation (from October 2005 to March 2006), interim Chief Financial Officer of Fomex International Inc. (from October 1999 to March 2000), Vlasic Foods International Inc. (from February to November 1998) and Air & Water Technologies Corporation (from March 1994 to July 1994). Prior to 1993, Mr. Lewis held executive financial positions with Nutri/System Inc., Simplicity Patterns Inc., Culbro Corporation, Columbia Pictures Industries Inc., and PepsiCo Inc. Mr. Lewis received his B.A.

from Dartmouth College and his M.B.A. from Columbia University. Mr. Lewis presently serves as a Director and Chairman of the Audit Committee of Displaytech, Inc. a privately held corporation.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated June 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

By:	/s/ Alan W. Baldwin
Alan W. Baldwin
Interim Chief Executive Officer

Date: June 1, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated June 1, 2007